For Immediate Release	Exhibit 99.1

IR Contact
Chris Witty / Jody Burfening
Lippert/Heilshorn & Associates
cwitty@lhai.com
(212) 838-3777
QSGI Achieves Record Revenue & Profitability
70% increase in revenue including double digit growth across all divisions

HIGHTSTOWN, NJ - August 3, 2006 - QSGI INC. (NYSE Arca: QGI) today reported financial results for the second quarter ended June 30, 2006.

Second Quarter 2006 Financial Highlights (year-over-year):

•	Total revenue increased 70% to a record $15.2 million

-	Data Security & Compliance revenue increased 76% to $5.5 million

-	Data Center Maintenance revenue rose 44% to $1.2 million

-	Data Center Hardware revenue increased 61% to $8.5 million

•	Gross profit increased 45.9% to $3.1 million, versus $2.1 million in the second quarter of 2005

- Data Security & Compliance gross margin was 11.2%

- Data Center Maintenance gross margin was 69.1%

- Data Center Hardware gross margin was 19.2%

•	SG&A was $2.3 million, versus $2.2 million for the same period last year

•	Income before taxes was $537,000 versus a net loss of $278,000 in the prior year

•	Net Income available to common shareholders was $235,000, or $0.01 per share, versus a net loss of $224,000, in the prior year

“As anticipated, we achieved profitability this quarter, reflecting the fixed cost nature of our business and continued revenue growth across all three of our divisions,” said Marc Sherman, chairman and chief executive officer of QSGI. “Our Data Security & Compliance division increased 76%, due to steady growth in our higher margin auditing and erasure services, coupled with an even greater increase in our traditional OEM and third party remarketing business. Our Data Center Maintenance division again achieved sequential quarterly revenue growth, increasing 18% from the first quarter while, just as importantly, generating a gross profit margin of 69%. This division continues to gain market share and wide-spread recognition as an effective alternative for mainframe and related data center maintenance services. Our Data Center Maintenance revenue and gross margins will continue to expand as our recently announced service contracts ramp up and as we add new customers within close geographic proximity. Finally, our Data Center Hardware division showed impressive results as it benefited from several large hardware contracts booked during the quarter.”

New client and channel partners signed during the quarter:

•	6 new Data Security & Compliance clients
•	15 additional contracts from new or existing Data Center Maintenance clients, amounting to incremental annual revenue of more than $1.8 million

Mr. Sherman continued, “We maintained tight control over expenses during the quarter, while adding staff at our recently established Delhi, India business development facility. This cost-effective operation is already opening doors to new business opportunities, and we’re very excited about its potential to help grow our business in the future. As we move forward in scaling QSGI - adding new customers while deepening relationships with existing ones - we are confident that we will continue to realize greater operational leverage and margin expansion from our infrastructure.

“QSGI is setting the standard for best practices in data security and regulatory compliance services. We are the only company with a comprehensive five-point offering, including the ability to service customers in over 90 countries and, in the U.S., utilize our newly launched mobile data erasure facility for rapid deployment. We will continue to strengthen our leadership position through additional service enhancements and expanded sales initiatives, which should result in revenue growth and increased profitability during the second half of the year.”

Total revenue for the second quarter of 2006 rose to $15.2 million, as compared with $8.9 million for the same period in 2005, reflecting a 76% increase in revenue from the company’s Data Security & Compliance division, a 44% rise in the Data Center Maintenance division, and a 61% improvement in the Data Center Hardware division. Net income available to common stockholders for the second quarter of 2006 was $235,000, or $0.01 per share, compared to net loss of $224,000 or $(0.01) per share, for the same period in 2005.

Conference Call
QSGI will host a conference call at 10:00 a.m. Eastern. During the call, Marc Sherman, chairman and chief executive officer, Seth Grossman, president and chief operating officer, and Ed Cummings, chief financial officer, will discuss the Company’s quarterly performance and financial results. The telephone number for the conference call is 888-527-1593. A live webcast of the call will also be available on the company's website, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #3203585. The encore recording will be available two hours after the conference call has concluded.

About QSGI
QSGI is the only data security and regulatory compliance provider offering a full suite of end-of-life and other life-cycle services for a Fortune 1000 corporation’s and government client’s entire information technology (IT) platform. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results. QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

(tables follow)

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2006	2005

Assets

Current Assets
Cash and cash equivalents	$-	$153,794
Accounts receivable, net of reserve of $559,656 in 2006 and $80,000 in 2005	5,825,093	7,014,129
Inventories	4,517,328	4,136,304
Prepaid expenses, income taxes and other assets	304,794	227,352
Deferred income taxes	72,095	155,668
Total Current Assets	10,719,310	11,687,247
Property and Equipment, Net	511,229	605,887
Goodwill	6,644,403	3,212,314
Intangibles, Net	2,713,912	2,872,240
Other Assets	126,994	116,225

	$20,715,848	$18,493,913

Liabilities And Stockholders’ Equity
Current Liabilities
Revolving line of credit	$738,322	$3,631,500
Accounts payable	949,733	2,254,136
Accrued expenses	377,557	279,090
Deferred revenue	1,311,275	404,540
Accrued payroll and other liabilities	258,273	293,500
Total Current Liabilities	3,635,160	6,862,766

Deferred Income Taxes	159,454	280,318
Total Liabilities	3,794,614	7,143,084

Redeemable Convertible Preferred Stock	4,211,922	1,967,220

Stockholders’ Equity
Preferred shares: authorized 5,000,000 shares in 2006
and 2005, $0.01 par value, none issued	-	-
Common shares: authorized 55,000,000 shares in 2006 and 2005,
$0.01 par value; 31,172,716 shares issued and outstanding in 2006
and 28,670,631 shares issued and outstanding in 2005	311,727	286,706
Additional paid-in capital	14,520,731	11,093,881
Retained earnings (deficit)	(2,123,146)	(1,996,978)
Total Stockholders’ Equity	12,709,312	9,383,609

	$20,715,848	$18,493,913

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For The Three and Six Months Ended June 30, 2006 and 2005
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Product Revenue	$13,915,641	$8,066,592	$22,037,867	$14,623,515
Service Revenue	1,275,699	880,833	2,437,597	1,640,600
Total Revenue	15,191,340	8,947,425	24,475,464	16,264,115

Cost Of Products Sold	11,721,788	6,575,189	18,457,060	12,176,855
Cost Of Services Sold	407,099	273,804	789,745	580,803
Total Cost Of Sales	12,128,887	6,848,993	19,246,805	12,757,658

Gross Profit	3,062,453	2,098,432	5,228,659	3,506,457

Selling, General And Administrative Expenses	2,306,251	2,216,354	4,890,911	4,384,071

Depreciation And Amortization	171,607	156,073	341,680	300,943

Interest Expense, net	47,465	3,744	99,783	27,300

Income (Loss) Before Provision (Benefit) For Income Taxes	537,130	(277,739)	(103,715)	(1,205,857)

Provision (Benefit) For Income Taxes	232,545	(53,550)	22,453	(375,390)

Net Income (Loss)	304,585	(224,189)	(126,168)	(830,467)

Preferred Stock Dividends	65,162	-	127,036	-

Accretion To Redemption Value of Preferred Stock	4,391	-	8,400	-

Net Income (Loss) Available to Common Stockholders	$235,032	$(224,189)	$(261,604)	$(830,467)

Net Income (Loss) Per Common Share - Basic	$0.01	$(0.01)	$(0.01)	$(0.03)
Net Income (Loss) Per Common Share - Diluted	$0.01	$(0.01)	$(0.01)	$(0.03)

Weighted Average Number Of Common Shares Outstanding -Basic	29,335,934	28,578,340	29,064,467	27,672,696
Weighted Average Number Of Common Shares Outstanding -Diluted	30,440,652	28,578,340	29,064,467	27,672,696

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Six Months Ended June 30, 2006 and 2005
(Unaudited)

	2006	2005

Cash Flows From Operating Activities
Net Loss	$(126,168)	$(830,467)
Adjustments to reconcile net loss to net cash provided by (used in ) operating activities:
Depreciation and amortization	341,680	300,943
Stock option compensation expense	9,930	12,666
Deferred income taxes	(37,292)	(431,290)
Common shares issued for services	161,687	-
Allowance for doubtful accounts	479,656	(38,670)
Changes in assets and liabilities:
Accounts receivable	709,380	(2,365,399)
Inventories	(381,024)	(649,320)
Prepaid expenses and other current assets	(101,942)	(17,079)
Accounts payable and accrued expenses	(334,427)	1,612,108
Net Cash Provided by (Used In) Operating Activities	721,480	(2,406,508)

Cash Used In Investing Activities
Payments for Qualtech acquisition, net of cash acquired	-	(86,520)
Purchases of property and equipment	(74,962)	(241,263)
Net Cash Used In Investing Activities	(74,962)	(327,783)

Cash Flows From Financing Activities
Proceeds from the issuance of redeemable preferred stock	2,236,301	-
Proceeds from the exercise of options and warrants	9,100	2,597,809
Other financing fees	-	(48,125)
Stock issuance costs	(25,499)	-
Preferred stock dividends	(127,036)	-
Net amounts paid on notes payable	-	(856,666)
Net amounts (paid) borrowed under revolving lines of credit	(2,893,178)	916,000
Net Cash Provided By (Used In) Financing Activities	(800,312)	2,609,018

Net Decrease In Cash And Cash Equivalents	(153,794)	(125,273)

Cash And Cash Equivalents - Beginning Of Period	153,794	844,939
Cash And Cash Equivalents - End of Period	$-	$719,666